SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

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                               FORM 8-K

                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 20, 1997

                            NTL INCORPORATED
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           (Exact Name of Registrant as Specified in Charter)


       Delaware              0-22616             52-1822078
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   (State or Other         (Commission          (IRS Employer
   Jurisdiction of         File Number)       Identification No.)
   Incorporation)


   110 East 59th Street, New York, New York          10022
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   (Address of Principal Executive Offices)        (Zip Code)

   Registrant's Telephone Number, including area code (212)906-8440




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      (Former Name or Former Address, if Changed Since Last Report)

   Item 5.   Other Events.

        On October 20, 1997, NTL Incorporated (formerly International CableTel Incorporated (the "Company")) announced its preliminary operating statistics for its residential services for the three months ended September 30, 1997. The Company expects to release its full 3rd quarter financial results during the week of November 10, 1997 and will hold a conference call at that time.

     Commenting on the Company's results, Barclay Knapp, Chief Executive Officer, said: "Our third quarter operating statistics further demonstrate the significant success of the Company's marketing programs, as our customers continued to ratify our combined telephone and television product offering. In the third quarter alone, our telephone and cable penetration rates each increased by nearly 2.5% as we added nearly 44,000 customers, while annualized churn remained at an industry-low 10.4%. We are extremely proud of these results, and look forward to further success during the rest of 1997 and going forward."

        NTL's operating performance continues to exceed estimated industry averages. As of September 30, 1997:

   - Residential telephone penetration increased to 35.9% from 30.6% a year ago.
   - Residential cable television penetration increased to 36.4% from 30.9% a year ago.
   - Combined penetration ("RGU" penetration) increased to 72.3% from 61.5% a year ago.
   - Annualized RGU churn was approximately 10.4% in the third quarter.

        As of September 30, the Company had more than 286,000 customers subscribing to approximately 540,000 services. Approximately 38% of all residences marketed by the Company are taking at least one service and more than 88% of those customers are taking both services. The Company has now marketed services to approximately 78% of the homes passed by its new networks, up from approximately 56% a year ago.

        As of September 30, 1997, the Company had constructed its new dual service network past approximately 957,000 homes in its franchise areas, representing approximately 46% of its nearly 2.1 million total homes.

                    NEWLY CONSTRUCTED DUAL NETWORK

                       September 30,   December 31,  September 30,
                            1997           1996           1996

   Homes passed             957,000        779,100        694,400
   Homes marketed           746,700        467,300        390,800
   Total customers          286,600        168,200        135,300
        Dual                253,100        133,800        105,155
   Telephony-only            14,900         15,950         14,545
        Cable-only           18,600         18,450         15,600
   Total RGUs (1)           539,700        302,000        240,455
   RGU penetration             72.3%          64.6%          61.5%
   Telephone penetration       35.9%          32.0%          30.6%
   Cable penetration           36.4%          32.6%          30.9%

   (1) An RGU (revenue generating unit) is one cable television account or one telephone account; a dual customer generates two RGUs.


      NTL Incorporated is a leading alternative telecoms services company in the United Kingdom. The Company offers a variety of communications services through five major business segments:
   Through its Local Telecoms and Television Services division, the Company is the UK's third largest operator of telephony/cable television systems and offers customers residential telephony, business telecommunications and cable television services over integrated high capacity networks located in six franchise areas. The National Telecoms Services division operates a national telecommunications network, which is being integrated with the Company's local broadband networks and provides national telecoms, radio communications and satellite services. Through its Broadcast Services, Internet and Information Services, and New Media Services divisions, the Company offers national television and radio broadcast transmission services, national internet services, and other related programming and content services.

        A copy of the press release issued by the Company announcing the above is attached hereto as an exhibit and incorporated herein by reference.


   Item 7.   Financial Statements and Exhibits

             Exhibits

             99   Press Release issued October 20, 1997.
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                               SIGNATURES



             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 NTL INCORPORATED
                                   (Registrant)



                                 By: /s/ Richard J. Lubasch
                                 Name:   Richard J. Lubasch
                                 Title:  Senior Vice President-
                                         General Counsel


   Dated: October 20, 1997
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                             EXHIBIT INDEX



   Exhibit                                                     Page


   99        Press Release issued October 20, 1997.